UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) April 17, 2003

                         YORK INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

        DELAWARE                      1-10863                 13-3473472
(State or other jurisdiction         (Commission            (IRS Employer
     of incorporation)               File Number)         Identification No.)

  631 SOUTH RICHLAND AVENUE, YORK PA                            17403
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code            (717) 771-7890




Item 5.  Other Events

On April 17, 2003, York International Corporation ("York") issued a press release providing new segment information that corresponds to the January 1, 2003 realignment of York's operations.

The press release presents the quarterly and full year results for 2001 and 2002 in the format of the new organizational structure. The press release affects only disclosures related to segment results and does not restate the overall results presented in prior year financial statements.

A copy of the press release is attached as Exhibit 99.1.

Item 9.  Regulation FD Disclosure

The following information is furnished pursuant to Item 12, "Disclosure of Results of Operations and Financial Condition."

On April 23, 2003, York issued a press release setting forth York's first-quarter 2003 earnings. A copy of York's press release is attached as
Exhibit 99.2 and is incorporated by reference.

The press release contains certain non-GAAP financial measures that are reconciled to the most directly comparable GAAP measures in the press release. Management believes that providing this additional information provides a transparent view of the performance of the core operations with and without the cost impact of the individual actions that have been undertaken.


Exhibit Index

99.1 Press release, dated April 17, 2003, issued by York International Corporation.

99.2 Press release, dated April 23, 2003, issued by York International Corporation.



                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authororized.


                                      York International Corporation
                                      (Registrant)


Date:  April 23, 2003                  By:  /s/ C. David Myers
                                            ------------------
                                                C. David Myers
                                                Executive Vice President and
                                                Chief Financial Officer